NEW JERSEY DEPARTMENT OF THE TREASURY
DIVISION OF REVENUE AND ENTERPRISE SERVICES

CERTIFICATE OF INC, (PROFIT)

ARC287BC CORPORATION

0400707991

The above-named DOMESTIC PROFIT CORPORATION was duly filed in accordance with New Jersey state law on 12/10/2014 and was assigned identification number 0400707991. Following are the articles that constitute its original certificate.

1. Name:

ARC287BC CORPORATION

2. Registered Agent:

WILSON BEZERRA

3. Registered Office:

232 UNION BLVD
TOTOWA, NJ 07512 2670

4. Business Purpose:

BICYCLE COMPANY

5. Stock:

20000000

6. Effective Date of this Filing is:

01/01/2015

7. Designation of Shares:

01/01/2015

8. First Board of Directors:

WILSON X BEZERRA
232 UNION BLVD
TOTOWA, NJ 07512 2670

SILVANA BEZERRA
232 UNION BLVD
TOTOWA, NJ 07512 2670

9. Incorporators:

WILSON X BEZERRA
232 UNION BLVD
TOTOWA, NJ 07512 2670

SILVANA BEZERRA
232 UNION BLVD
TOTOWA, NJ 07512 2670

10. Main Business Address:

232 UNION BLVD
TOTOWA, NJ 07512 2670

NEW JERSEY DEPARTMENT OF THE TREASURY
DIVISION OF REVENUE AND ENTERPRISE SERVICES

CERTIFICATE OF INC, (PROFIT)

ARC287BC CORPORATION

0400707991

Signatures:

WILSON X BEZERRA
SILVANA BEZERRA

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 10th day of December, 2014

Andrew P Sidamon-Eristoff
State Treasurer

Certification# 134480051

Verify this certificate at
https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp

AMENDMENT

C-102A Rev 3/2013

New Jersey Division of Revenue & Enterprise Services

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

(For Use by Domestic Profit Corporations)

To file electronically:
1. Enter the information requested below and sign by typing your name in the signature field. The form can only be filled in using the free Adobe Acrobat Reader 9.1 or greater. *(See the pages following this form for field by field instructions, and notes on delivery and processing of work requests.)*
2. Click the "Add Attachments" button to add attachments if required *(Check the field by field instructions to see if you must include an attachment(s)).*
3. After the form has been filled in properly, please save a copy to your computer so that you can upload the form to the State of New Jersey Division of Revenue & Enterprise Services Central Forms Repository Web application by following the instructions in the next step.
4. Click the "Open the Central Forms Repository Home Page to start the Form Submission Process" button at the bottom of the form. *(This action will launch the State of New Jersey Division of Revenue & Enterprise Services Central Forms Repository Web application. If you have not created an account in the application, you will need to do so before using the online Web application. Once your account is created, please login to the* application *and follow the instructions for submitting your form and payment online.)*

Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4 (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is:
ARC287BC CORPORATION

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 01 day of FEBRUARY , 2017

Resolved, that Article 5 of the Certificate of Incorporation be amended to read as follows:

CHANGING SHARES FROM 100,000,000 TO 1 BILLION 1,000,000,000

3. The number of shares outstanding at the time of the adoption of the amendment was: 0
The total number of shares entitled to vote thereon was: 0

If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

N/A

4. The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
2	0

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

6. Other provisions: (Omit if not applicable).

Dated this 1 day of FEBRUARY , 2017 BY: WILSON X BEZERRA
(Name)

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.

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